FIRST SUPPLEMENTAL INDENTURE
                    dated as of July 3l, 1996

                               to

                         TRUST INDENTURE
                    dated as of July 31, 1996

                              among

                   PANDA FUNDING CORPORATION,

                 PANDA INTERFUNDING CORPORATION

                               and

                BANKERS TRUST COMPANY, AS TRUSTEE


________________________________________________________________



      FIRST SUPPLEMENTAL INDENTURE, dated as of July 31, 1996 (this First Supplemental Indenture"), to the Trust Indenture dated as of July 31, 1996 (together with any amendments or supplements permitted thereunder, the "Original Indenture") among PANDA FUNDING CORPORATION, a Delaware corporation ("Panda Funding"), its executive office and mailing address being at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, PANDA INTERFUNDING CORPORATION, a Delaware corporation ("PIC"), its executive office and mailing address being at 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, and BANKERS TRUST COMPACT, a New York state banking corporation (the "Trustee"), its corporate trust office and mailing address being at 4 AlbanyStreet, New York, New York 10006.

      WHEREAS, Panda Funding, PIC and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance by Panda Funding of Bonds (as defined in the Original
Indenture) to be issued in one or more series;

      WHEREAS, Sections 2.l, 2.3 and 12.1 of the Original Indenture provide, among other things, that Panda Funding, PIC and the Trustee may enter into indentures supplemental to the Original Indenture without the consent of the holders of the Bonds for, among other things. the purpose of establishing the designation, form, terms and provisions of the Bonds of any series as permitted by Sections 2.1, 2.3 and 12.1 of the Original Indenture;

      WHEREAS, Panda Funding has requested the Trustee and PIC to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Bonds to be issued hereunder;

      WHEREAS, the Series A Bonds (as hereinafter defined) are to be issued and sold in transactions exempt from registration under the Securities Act pursuant to the Purchase Agreement and the Series A-l Bonds (as hereinafter defined) are to be issued in exchange for the Series A Bonds pursuant to the Registration Rights Agreement;

      WHEREAS, all action on the part of Panda Funding necessary to authorize the issuance of said Bonds under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken; and

      WHEREAS, all acts necessary to make said Bonds, when executed by Panda Funding and having the notation of the PIC Guaranty thereon executed by PIC and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid and binding legal obligations of Panda Funding and PIC, and to make this First Supplemental Indenture a valid and binding agreement in accordance with its terms and the terms of the Original Indenture upon each of Panda Funding and PIC, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of said Bonds (including the notation of the PIC Guaranty thereon) have in all respects been duly authorized, and each of Panda Funding and PIC, in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver said Bonds;

       NOW,   THEREFORE,   THIS   FIRST  SUPPLEMENTAL   INDENTURE
WITNESSETH:

     That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Bonds, and in consideration of the acceptance of said Bonds by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                            ARTICLE I

                           DEFINITIONS

      (a) Terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Original Indenture or in Appendix A thereto. All rules of construction set forth in the Original Indenture (including
Article I of the Original Indenture) shall apply to this First Supplemental Indenture.

      (b) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective teas):

      "Additional Interest" shall have the meaning ascribed thereto in Section 2.1 hereof.

      "Called Principal" shall mean, with respect to any  Initial
Bond, the principal of such Initial Bond that is to be redeemed pursuant to Section 2.5(b) of the First Supplemental Indenture.

      "Discounted Value" shall mean, with respect to the Called Principal of any Initial Bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the applicable Redemption Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Initial Bonds payable) equal to the Reinvestment Yield with respect to such Called Principal.

      "Exchange Offer" shall mean the offer by Panda Funding, pursuant to an effective registration statement filed with the SEC, to exchange Series A-1 Bonds for Outstanding Series A Bonds in accordance with the terms and provisions of the Registration Rights Agreement.

      "Exchange Offer Consummation Date" shall mean the date on which the Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

     "Final Maturity Date" shall mean August 20,  2012.

      "Initial Bonds" shall mean. collectively the Series A Bonds and the Series A-l Bonds.

      "Interest  Payment Dates" shall mean each February  20  and
August 20 of each year commencing on February 20, 1997, or if such day is not a Business Day, the next succeeding Business Day.

      "Issue Date" shall mean the date of the first issuance of the Series A Bonds hereunder.

      "Make-Whole Amount" shall mean' with respect to any Initial Bond, an amount equal to the excess, if any, of the Discounted
Value of the Remaining Scheduled Payments with respect to the Called Principal of such Initial Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. Two Business Days prior to the redemption of the Initial Bonds pursuant to Section 2.5(b) of the First Supplemental Indenture, Panda Funding shall deliver to the Trustee an Officer's Certificate specifying the calculation of such Make-Whole Amount as of the specified mandatory redemption date.

      "Principal Payment Dates" shall mean the dates on which regularly scheduled installments of principal are due on the Initial Bonds as set forth in the form of the Initial Bond attached hereto as Exhibit A.

      "Registration Default" shall have the meaning ascribed thereto in the Registration Rights Agreement.

      "Registration Rights Agreement" shall mean the Registration
Rights Agreement to be dated on or about the Issue Date, among Panda Funding, PIC and the Initial Purchaser.

      "Reinvestment Yield" shall mean, with respect to the Called Principal of any Initial Bond, 0.50 percent over the yield to maturity multiplied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the applicable mandatory redemption date with respect to such Called Principal, on the display designated as "Page 678 on the Telerate Access Service (or such other display as may replace 678 on Telerate Access Service), for actively traded U.S. Treasury securities having a maturity equal to the remaining term of the Initial Bonds as of such mandatory redemption date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Redemption Date with respect to such Called Principal, in U.S. Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining term of the Initial Bonds as of such Redemption Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the remaining tend of the Initial Bonds and (2) the actively traded U.S. Treasury security with the duration closest to and less than the remaining term of the Initial Bonds.

      "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Initial Bond, all payments of such Called Principal and interest thereon that should be due after the Redemption Date with respect to such Called Principal if no redemption of such Called Principal were made prior to its scheduled due date, provided that if such mandatory redemption date is not a date on which interest payments are due to be made under the terms of the Initial Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such mandatory redemption date and required to be paid on such mandatory redemption date pursuant to
Section 2.5(b) of the First Supplemental Indenture.

      "Series A Bonds" shall have the meaning ascribed hereto  in
Section 2.1 (a) hereof.

      "Series A-1 Bonds" shall have the meaning ascribed thereto in Section 2.1(a) hereof.

      "Transfer Restricted Securities" shall have the meaning ascribed thereto in the Registration Rights Agreement; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether or not any Series A Bond is a Transfer Restricted Security.

                           ARTICLE II

                     THE TERMS OF THE BONDS

     Section 2.1. Terms and Conditions of the Initial Bonds.

      (a) Title and Date. There is hereby created a series of Bonds designated as the "11 5/8 percent Pooled Project Bonds,
Series A due 2012" (the "Series A Bonds"). The Series A Bonds shall mature on the Final Maturity Date.

      In addition, there is hereby created a series of Bonds designated as the "11 5/8 percent Pooled Project Bonds, Series A-
1 due 2012" (the "Series A-l Bonds"). The Series A-1 Bonds shall mature on the Final Maturity Date.

      (b) Limitation on Aggregate Principal Amount. The aggregate principal amount of Series A Bonds that may be authenticated and delivered under the Indenture for original issue is limited to $105,525,000 and the aggregate principal amount of Series A-1 Bonds that may be authenticated and delivered under the Indenture for original issue is limited to $105,525,000. The aggregate principal amount of Initial Bonds Outstanding at any one time may not exceed $105,525,000 except as provided in Section 2.10 of the Original Indenture.

     (c) Interest and Principal. The Series A Bonds shall bear interest at the rate of 11 5/8 percent per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on each Interest Payment Date and at the Final Maturity Date, until the principal thereof is paid or duly provided for. The principal amount of each Series A Bond created hereby shall be due and payable semiannually in installments on each Principal Payment Date as set forth in the form of the Initial Bond attached hereto as Exhibit A to the Holders of record as of the dates set forth in such form of Initial Bond.

      The Series A-1 Bonds shall bear interest at the rate of 11 5/8 percent per annum from the date thereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on each Interest Payment Date and at the Final Maturity Date, until the principal thereof is paid or duly provided for. The principal amount of each Series A I Bond created hereby shall be due and payable semiannually in installments on each principal Payment Date as set forth in the form of the Initial Bond attached hereto as Exhibit A to the Holders of record as of the dates set forth in such form of Initial Bond.

      Accrued but unpaid interest on any Series A Bond that is exchanged for a Series A-l Bond pursuant to the Registration
Rights  Agreement shall be paid on or before the  first  Interest
Payment Date on the Series A-1 Bonds.

       (d) Additional interest. Upon the occurrence of a Registration Default, the interest rate on Transfer Restricted Securities shall increase ("Additional Interest") by 0.50% per annum effective on the 181st day following the Issue Date and Additional Interest shall accrue until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate shall revert to the original rate; provided, however, if all Registration Defaults are not cured within two (2) years following the Issue Date, such increase in the interest rate shall become permanent. Any Additional Interest due on any Initial Bond shall be payable on the appropriate Interest Payment Date to the Holder entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

      (e) Initial Bonds Considered a Single Class. The Series A Bonds and the Series A-l Bonds shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

      (f) Defeasance. The Initial Bonds shall be subject to defeasance at the option of Panda Funding as provided in Article
VI of the Original Indenture.

      (g) PIC Guaranty. The Initial Bonds shall be guaranteed  by
PIC as provided in Article XIII of the Original Indenture.

      (h) Form of Initial Bonds. The Initial Bonds shall be issued in definitive form, shall be substantially in the form of and have the terms and conditions set forth in the form of Initial Bond attached hereto as Exhibit A and each shall have and be subject to such other terms as provided herein and in the
Original  Indenture,  including without  limitation  Section  2.3 thereof.

      Section 2.2. Delivery. At any time after the execution and delivery of this First Supplemental Indenture, Panda Funding may deliver Series A Bonds executed by Panda Funding and having the notation of the PIC Guaranty executed by PIC to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Series A Bonds, and the Trustee in accordance with such Company Order shall authenticate and deliver such Series A Bonds with the notation of the PIC Guaranty thereon as provided in the Indenture. In addition, on or prior to the Exchange Offer Consummation Date, Panda Funding may deliver Series A-1 Bonds executed by Panda Funding and having the notation of the PIC Guaranty executed by PIC to the Trustee for authentication together with a Company Order for the authentication and delivery of such Series A-1 Bonds, and the Trustee in accordance with such Company Order shall authenticate and deliver such Series A-1 Bonds with the notations of the PIC Guaranty thereon as provided in the Indenture.

      Section  2.3.  Restrictions on  Transfer  and  Exchange  of
Initial Bonds.

      All Series A Bonds issued hereunder shall be restricted securities (within the meaning of Rule 144 under the Securities
Act) and shall be subject to the restrictions on transfer provided in Section 2.8 of the Original Indenture and the legends set forth on the Series A Bonds.

     As provided in the Registration Rights Agreement and subject to the limitations set forth therein, at the option of the Holders, the Series A Bonds shall be exchangeable for Series A-l Bonds of like aggregate principal amount pursuant to the Exchange Offer.

     Section 2.4 Method of Payment.

      Payment of principal of (and premium, if any, on) and interest on each Initial Bond created hereby shall be made (a) if Panda Funding so elects, by check mailed to the Holder at his or her registered address, (b) notwithstanding any such election by Panda Funding, if a Holder of $2,000,000 or more in aggregate principal amount (or such lesser principal amount as results from all payments of principal and redemptions in respect of an Initial Bond in the original principal amount of $2,000,000) of
Initial   Bonds requests in writing, by wire transfer       of
immediately available funds pursuant to written wire instructions delivered to the Trustee on or before the applicable Regular Record Date or (c) otherwise as provided in Section 2.11 of the Original Indenture; provided that the final installment of principal payable with respect to each Initial Bond created hereby shall be payable as provided in Section 8.5 of the Original Indenture (in the case of any such Initial Bond redeemed or prepaid) or payable upon presentation and surrender of each such Initial Bond at the Place of Payment.

     Section 2.5 Redemption.

      (a) Optional Redemption. The Initial Bonds created hereby are subject to optional redemption on the terms set forth in
Section 4.9 of the Original Indenture.

     In addition, subject to the provision of Article VIII of the Original Indenture, the Initial Bonds are subject to redemption by Panda Funding prior to Stated Maturity, in whole or in part on any Business Day on or after August 20, 2001, and if in part in integral multiples of $1,000. Any such redemption shall be at the redemption prices (expressed as percentages of principal amount) set forth in the table below plus accrued interest if any, to the redemption date, if redeemed during the 12-month period commencing on or after August 20 of years set forth below:

                    Year      Redemption Price
                    2001      105.8125%
                    2002      104.3594%
                    2003      102.9063%
                    2004      101.4532%
                    2005      100.0000%

      (b)  Mandatory  Redemption. Subject to  the  provisions  of
Section 8.3 of the Original Indenture, the Initial Bonds created hereby are subject to mandatory redemption under the conditions and on the terms set forth in Section 4.8 of the Original Indenture. In addition, Panda Funding shall pay a premium on all Initial Bonds subject to such mandatory redemption in an amount equal to the premium, if any, payable were the Initial Bonds to be redeemed at Panda Funding's option (or, if no optional redemption is available with respect to the Initial Bonds, plus the Make-Whole amount determined for the mandatory redemption date with respect to such principal "amount"), to the extent such mandatory redemption results from a sale or other voluntary disposition of any Collateral or any interest in a Project.

      (c) Offer to Purchase. In the event of a Change of Control and subject to the conditions and limitations set forth in
Section 7.32 of the Original Indenture, Panda Funding shall be obligated to make an offer to the Holders to purchase on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control, all of the then Outstanding Initial Bonds at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the change of Control Purchase Date, as provided in
Section 7.32.

     Section 2.6. Use of Proceeds. Panda Funding shall lend all of the proceeds received by it from the sale of the Initial Bonds to PIC which shall use such proceeds (i) to fund the Capitalized Interest Fund in the amount of $9,834,109.78; (ii) to fund the Debt Service Reserve Fund in the amount of $6,413,483.00; (iii) to fund the PIC Expense Fund in the amount of approximately $300,000; (iv) to pay transaction expenses, commissions and fees incurred in connection with the issuance and offering of the Initial Bonds, estimated to be approximately $900,000; (v) to fund in the amount of approximately $25,100,000 a portion of the redemption by Panda-Rosemary L.P., a Delaware limited partnership, of the limited partnership interest therein held by Ford Motor Credit Company, a Delaware corporation; and (vi) to distribute approximately $60,900,000 to PEI, of which approximately $26,400,000 shall be used by PEI to prepay senior indebtedness held by Trust Company of the West, and the balance of which Panda International intends to use for the development of Projects and for general corporate purposes.

     Section   2.7. Service Reserve Fund. On the Issue Date, PIC
shall deliver to the Trustee for deposit in the Debt Service Reserve Fund $6,413,483.00, out of the loan by Panda Funding to PIC of the proceeds of the Series A Bonds, which amount shall constitute the Debt Service Reserve Requirement with respect to the Initial Bonds on the Issue Date..

      Section 2.8. Capitalized Interest Fund On the Issue Date, PIC shall deliver to the Trustee for deposit in the Capitalized Interest Fund $9,834,109.78 out of the loan by Panda Funding to PIC of the proceeds of the Series A Bonds. Subject to Section 4.4(e) of the Original Indenture, the Capitalized Interest Requirement with respect to the Initial Bonds shall be an amount equal to:(i) during the period beginning on the Issue Date to and including February 19, 1997, $9,834,109.77, (ii) during the period beginning February 20, 1997 to and including August 19,1997, $9,216,660.48, (iii) during the period beginning on
August 20, 1997 to       and including February 19,    1998,
$8,028,359.78, (iv) during the period beginning on February 20, 1998 to and including August 19, 1998, $6,795,312.78, (v) during the period beginning August 20,1998 to and including February 19, 1998, $3,410,003.73, (vi) during the period beginning February 20, 1999 to and including February 19, 2001, $106,613.80, (vii)
during the period beginning on February 20, 2001 to and including August 19, 2001 $35,286.92 and (viii) thereafter the Capitalized Interest Requirement with respect to the Initial Bonds shall be zero. Monies from time to time held on deposit in the Capitalized Interest Fund shall be transferred to the Debt Service Fund on the Interest Payment Dates on February 20, 1997, August 20, 1997, February 20, 1998, August 20, 1998, February 20, 1999, August 20, 2000 and February 20, 2001 in the amounts of $617,449.30, $1,188,300.70, $1,233,047.00, $3,385,309.05, $3,303,389.93,
$7l,326.88 and $35,286.92, respectively.

     Section 2.9. Additional Covenant. Panda Funding shall notify the Trustee in writing and any Paying Agent immediately upon the occurrence of any Registration Default and, with respect to Additional Interest payments made pursuant to Section 2.1(c), PIC shall notify the Trustee and any Paying Agent of the amount of Additional Interest payable to each Holder.

                         ARTICLE III
                        MISCELLANEOUS

     Section 3.1. Execution of Supplemental Indenture. This First Supplemental Indenture is executed and shall be constructed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

      Section 3.2. Concerning the Trustee. The recitals contained herein and in the Series A Bonds created hereby, except with respect to the Trustee's certificate of authentication, shall be taken as the statements of Panda Funding and PIC and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity or sufficiency of the First Supplemental Indenture or of the Bonds created hereby.

     Section 3.3. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

       Section 3.4. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH BOND (INCLUDING THE RELATED PIC GUARANTY THEREON) CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS).

     IN WITNESS WHEREOF, the parties have caused this First
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PANDA FUNDING


By:
Name:  Robert W. Carter
Title: Chairman of the Board, President
       and Chief Executive Officer


PANDA INTERFUNDING CORPORATION



By:
Name:  Robert W. Carter
Title: Chairman of the Board, President
       and Chief Executive Officer


BANKERS TRUST COMPANY, AS TRUSTEE



By:
Name:  Scott Thiel
Title: Assistant Vice President




                           EXHIBIT A

      [If a Series A or Series A-1 Bond constituting a Transfer Restricted Bond-THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR
SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWINGS SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (I) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER REGULATION D OF THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION, (II) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS BOND RESELL OR OTHERWISE TRANSFER THIS BOND EXCEPT (A) TO PANDA FUNDING, (B) INSIDE THE UNITED STATES TO A QUALIFIED
INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO BANKERS TRUST COMPANY, AS TRUSTEE, OR A SUCCESSOR TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS BOND (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (III) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS BOND IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS BOND WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE BOND, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THE CERTIFICATE TO BANKERS TRUST COMPANY, AS SECURITY REGISTRAR.
IF   THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED
INVESTOR THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO PANDA FUNDING CORPORATION AND BANKERS TRUST COMPANY, AS SECURITY
REGISTRAR, SUCH     CERTIFICATIONS, LEGAL OPINIONS OR OTHER
INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THIS BOND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

      [If  a  Global Bond - THIS BOND IS A GLOBAL BOND  WITHIN  THE
MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND        IS
REGISTERED  IN  THE  NAME  OF A DEPOSITORY  OR  A  NOMINEE  OF  A
DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS BOND IS     NOT
EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE
DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF     THE
DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS    THIS BOND IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE  OF  THE  DEPOSITORY TRUST  COMPANY,  A  NEW  YORK
CORPORATION    ("DTC"), TO PANDA FUNDING OR ITS AGENT  FOR
REGISTRATION OF TRANSFER EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                         PANDA FUNDING CORPORATION
            11 5/8% POOLED PROJECT BOND, SERIES A DUE 2012

NO.                                                           CUSIP NUMBER


PRINCIPAL AMOUNT    FINAL MATURITY DATE      ISSUE DATE    INTEREST RATE

$                   AUGUST 20, 2012          JULY ,1996    115/8 percent

     Panda Funding Corporation, a Delaware corporation
(hereinafter called "Panda Funding", which term includes any successor or assign under the Trust Indenture referred to below), for_______ value received hereby promises to pay _______ to _______ or its registered assigns, the principal sum of (the "Principal Amount"), such payment to be made in semiannual installments on February 20 and August 20 of each year [If a Series A Bond- (commencing February 20, 1997)][If a Series A-1 Bond-- (commencing on the February 20 or August 20 following the original issuance of the Series A-l Bonds)] and ending on the Final Maturity Date set forth above, each such installment to be in an amount equal to the Principal Amount multiplied by the percentage set forth opposite the applicable payment date on the reverse hereof (provided that the portion of the Principal Amount remaining unpaid on the Final Maturity Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the Final Maturity Date), and to pay interest on the unpaid portion of the Principal Amount at the Interest Rate set forth above from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date set forth above, semiannually on February 20 and August 20 in each year [If a Series A Bond --(commencing February 20, 1997)]If a Series A-1 Bond -- Commencing on the February 20 or August 20 following the original issuance of the Series A-1 Bonds)], until the Principal Amount is paid in full or payment thereof is duly provided for. Panda Funding also promises to pay any Additional Interest required by Section 2.1 (c) of the First Supplemental Indenture, upon the conditions, at the rate and for the periods specified therein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 6 or August 6 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Accrued but unpaid interest on any Bond that is exchanged for a Series A-1 Bond pursuant to the Registration Rights Agreement shall be paid on or before the first Interest Payment Date on the Series A-1 Bonds. Payment of the principal of and interest on this Bond will be made at the corporate trust office of the Trustee, or such other office or agency of Panda Funding as may be designated by it for such purpose in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that (a) at the option of Panda Funding payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, (b) notwithstanding such election by Panda Funding, if a Holder of $2,000,000 or more in aggregate principal amount (or such lesser amount as results from all payments of principal and redemptions in respect of a Bond in the original principal amount of $2,000,000) of Bonds requests in writing, payments of money may be made by wire transfer of immediately as available funds pursuant to written wire transfer instructions delivered to the Trustee on or before the applicable Regular Record Date.

     Reference is made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS     WHEREOF, Panda Funding has caused  this
instrument to be duly executed.

PANDA FUNDING CORPORATION


By:
Name:
Title:



                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This Bond is one of the series of Bonds referred to in the within-mentioned Indenture.

Bankers Trust Company, as Trustee


By:
Authorized Signatory




                       [Form of Reverse of Bond]

      This bond is one of an authorized issue of Bonds of Panda Funding known as its 11 5/8% Pooled Project Bonds, Series A due 2012 (the "Bonds"). The Bonds are issued under the Trust Indenture dated as of July 31, 1996 (the "Original Indenture") among Panda Funding, Panda Interfunding Corporation, a Delaware corporation ("PIC"), and Bankers Trust Company, a New York state banking corporation, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), as supplemented by the First Supplemental Indenture dated as of July 31, 1996 (the "First Supplemental Indenture") to the Original Indenture among Panda Funding, PIC and the Trustee (the Original Indenture, as so supplemented and as the same may be further supplemented, amended or modified, the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.

      All Bonds of any series issued and outstanding under the Indenture rank on a parity with each other Bond of the same series and with all Bonds of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Bonds and the respective rights, limitations of rights, duties and immunities thereunder of the Holders of the Bonds and of the Trustee and Panda Funding and PIC in respect of the Bonds and the terms upon which the Bonds are made and are to be authenticated and delivered.

     The principal of, and premium, if any, and interest on, this Bond are (i) payable only from the revenues and assets of Panda Funding, the Collateral and, through the PIC Guaranty, PIC and the payments therefrom and the income and proceeds received by the Trustee therefrom and (ii) secured by assets subject to the Lien of the Security Documents, and all payments of principal and interest shall be made in accordance with the terms of the Trust Indenture.

     The Bonds are subject to a Collateral Agency Agreement dated as of July 31, 1996 pursuant to which the rights of the Secured Parties (including the Holders of the Bonds) in respect of the Collateral will be shared among the Secured Parties and will be exercised by the Collateral Agent in accordance with the Collateral Agency Agreement.

      The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of Panda Funding, PIC and the rights of the Holders of the Bonds under the Indenture at any time by Panda Funding and PIC with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series then outstanding, on behalf of the Holders of all the Bonds, to waive compliance by Panda Funding or PIC with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Bond shall be conclusive and binding upon the Holder and upon all future Holders of this Bond and the Holder of every Bond issued upon the transfer hereof or the exchange therefor or in lieu hereof whether or not notation of such Act is made upon this Bond.

      This Bond is one of the series designated on the face hereof, limited in aggregate principal amount of $105,525,000. This Bond and all Bonds issued or to be issued in series created under the First Supplemental Indenture are (i) not subject to any sinking fund, (ii) are subject to optional redemption on the terms set forth in Section 4.9 of the Original Indenture and
(iii) are, in accordance with the provisions of Article VIII of the Original Indenture, subject to redemption by Panda Funding prior to the Final Maturity Date, in whole or in part on any Business Day on or after August 20, 2001, and if in part in integral multiples of $1,000. Any such redemption shall be at the redemption prices (expressed as percentages of principal amount) set forth in the table below plus accrued interest, if any, to the redemption date, if redeemed during the 12-month period commencing on or after August 20 of years set forth below:

               Year      Redemption Price
               2001      105.8125%
               2002      104.3594%
               2003      102.9063%
               2004      101.4532%
               2005      100.0000%

      In the event of a Change of Control of PIC, and subject to certain conditions and limitations provided in the Indenture, Panda Funding will be obligated to make an offer to purchase, on a Business Day not more than 60 nor less than 30 days following the occurrence of a Change of Control of PIC, all of the then Outstanding Bonds at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

     The Bonds are, under certain conditions, subject to mandatory redemption as set forth in Sections 4.8 and 8.3 of the Original Indenture. Notice of any redemption of Bonds will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.

      Bonds (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.

      The Indenture contains provisions for, upon compliance by Panda Funding with certain conditions set forth in the Indenture, the defeasance of (a) the entire indebtedness of this Bond and
(b) certain restrictive covenants and agreements.

      The unpaid portion of the Principal Amount, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and payable upon the occurrence and continuation of any Event of Default, but only as provided in the Indenture.

      The Holder hereof, by its acceptance of this Bond, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.16 of the Indenture relating to the allocation of principal and interest.

      The Bonds are issuable only as registered Bonds without coupons in denominations of $100,000 (or such lesser principal amount as results from all payments of principal and redemptions in respect of a Bond in the original principal amount of $100,000) and any integral multiple of $1,000 in excess thereof. As provided in, and subject to the provisions of, the Indenture, Bonds are exchangeable at the option of the Holder thereof for other Bonds of the same series, of authorized denomination and of like tenor and aggregate principal amount, to be registered in the name of such Holder, upon surrender thereof by such Holder.

     [If a Series A Bond -- At the option of the Holders thereof, the Bonds may be exchanged pursuant to the Registration Rights
Agreement  for  a like aggregate principal amount of  Series  A-1
Bonds.]

      No service charge will be required of any Holder of Bonds participating in any such transfer or exchange of Bonds in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Bond for registration of transfer, the person in whose name this Bond is registered shall be deemed to be the owner and holder thereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue regardless of any notice to anyone to the contrary.

      THE  INDENTURE  AND  THIS BOND SHALL BE  GOVERNED  BY,  AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW  YORK,
WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF, OTHER  THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                    PRINCIPAL PAYMENTS

          Payment Date             Percentage of Principal


          February 20, 1997        0.2045%
          August 20, 1997          0.0000%
          February 20, 1998        0.0000%
          August 20, 1998          0.0000%
          February 20, 1999        0.0000%
          August 20, 1999          0.5933%
          February 20, 2000        0.6129%
          August 20, 2000          0.0000%
          February 20, 2001        0.0000%
          August 20, 2001          1.3753%
          February 20, 2002        1.4691%
          August 20, 2002          2.2184%
          February 20, 2003        2.3565%
          August 20,2003           2.9328%
          February 20, 2004        3.1031%
          August 20,2004           3.2796%
          February 20,2005         3.4687%
          August 20,2005           3.5977%
          February 20,2006         3.7820%
          August 20,2006           2.8098%
          February 20,2007         3.0076%
          August 20,2007           4.8415%
          February 20,2008         5.1145%
          August 20,2008           5.0057%
          February 20,2009         5.2949%
          August 20,2009           5.5185%
          February 20,2010         5.8300%
          August 20,2010           5.7248%
          February 20,2011         6.0590%
          August 20,2011           6.4800%
          February 20,2012         6.8808%
          August 20,2012           8.4390%




                           PIC GUARANTY

      To the extent and subject to the limitations set forth in the Indenture, PIC (as defined in the Indenture referred to in the Bond upon which this notation is endorsed, which term includes any successor or permitted assigns under the Indenture) has unconditionally guaranteed (a) the due and punctual payment of the principal of (and premium, if any, on) and interest on the Bonds, (b) the due and punctual payment of all other amounts due and payable under the Indenture and the Bonds by Panda Funding, and (c) the due and punctual performance of all other obligations of Panda Funding to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

      The obligations of PIC to the Holders of Bonds and to the Trustee pursuant to the PIC Guaranty and the Indenture are expressly set forth in the Indenture, including Article XIII thereof, and reference is hereby made to the Indenture for the precise terms of the PIC Guaranty.

PANDA INTERFUNDING CORPORATION


By:





                         ABBREVIATIONS

The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM --          as tenants in common
          TEN ENT --          as tenants by the entireties
          JT TEN  --          as joint tenants with right of survivorship
                              and not as tenants in common

                      UNIF GIFT MIN ACT

                                             (___________) (Minor)

                              under Uniform Gift to Minors Act

                                              (State)


      Additional abbreviations may also be used though not in the above list FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Tax Identification Number or Other
Identifying Number of Assignee

_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
(Please print or typewrite name and address, including zip code of Assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________
attorney to transfer said bond on the books of Panda Funding, with full power of substitution in the premises.

Dated:
NAME:

NOTICE:   The signature to this assignment must correspond with
the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.